Exhibit E

CONTRATO DE COMPRAVENTA DE ACCIONES Exhibit E

En Santiago de Chile, a 13 de julio de 2022, comparecen al presente CONTRATO DE COMPRAVENTA DE ACCIONES (en adelante, el “Contrato” o el “Contrato de Compraventa”):

(i)	Corp Group Banking S.A., una sociedad anónima cerrada legalmente constituida y válidamente existente de conformidad con las leyes de la República de Chile, rol único tributario número 96.858.900-8, debidamente representada por don Andrés Fernando Winter Salgado, cédula nacional de identidad número 13.881.905-1, todos domiciliados para estos efectos en Rosario Norte número seiscientos sesenta, piso veintitrés, comuna de Las Condes, Santiago, Región Metropolitana (en adelante, “CGB”);

(ii)	Corpgroup Interhold SpA, antes denominada Inversiones Corpgroup Interhold Limitada, una sociedad anónima cerrada legalmente constituida y válidamente existente de conformidad con las leyes de la República de Chile, rol único tributario número 96.758.830-K, debidamente representada por don Andrés Fernando Winter Salgado, ya individualizado, todos domiciliados para éstos efectos en Rosario Norte número seiscientos sesenta, piso veintitrés, comuna de Las Condes, Santiago, Región Metropolitana (en adelante, “Interhold”);

(iii)	ITB Holding Brasil Participacoes Ltda., una sociedad de responsabilidad limitada legalmente constituida y válidamente existente de conformidad con las leyes de la República Federativa de Brasil, rol único tributario número 59.212.160-3, debidamente representada por don Álvaro Felipe Rizzi Rodrigues, pasaporte de la República Federativa de Brasil número FQ117303, y por don Eduardo Cardoso Armonia, pasaporte de la República Federativa de Brasil número FV374058, todos domiciliados para estos efectos en Praça Alfredo Egydio de Souza Aranha, número 100, Torre Olavo Setubal, Pq. Jabaquara, São Paulo, Brasil (en adelante, “Itaú Brasil”);

(iv)	Itaú Unibanco S.A. – Nassau Branch, una sociedad anónima legalmente constituida y válidamente existente de conformidad con las leyes de la Mancomunidad de Las Bahamas, tin 100284126, debidamente representada por don Álvaro Felipe Rizzi Rodrigues, ya individualizado, y por don Eduardo Cardoso Armonia, ya individualizado, todos domiciliados para estos efectos en Praça Alfredo Egydio de Souza Aranha, número 100, Torre Olavo Setubal, Pq. Jabaquara, São Paulo, Brasil (en adelante, “Itaú Nassau”); y,

(v)	Itaú Unibanco Holding S.A., una sociedad anónima legalmente constituida y existente en conformidad a las leyes de la República Federativa de Brasil, rol único tributario número 59.212.150-6, debidamente representada por don Álvaro Felipe Rizzi Rodrigues, ya individualizado, y por don Eduardo Cardoso Armonia, ya individualizado, todos domiciliados para estos efectos en Praça Alfredo Egydio de Souza Aranha, número 100, Torre Olavo Setubal, Pq. Jabaquara, São Paulo, Brasi (en adelante, “Itaú Unibanco” y en conjunto con CGB, Interhold, Itaú Brasil e Itaú Nassau como las “Partes”).

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PRIMERO: ANTECEDENTES.

1.1	Por escritura pública de fecha 29 de enero de 2014, otorgada en la Notaría de Santiago de don Eduardo Avello Concha, bajo el repertorio número 2.461-2014, modificado por escritura pública de fecha 5 de agosto de 2015 otorgada en esa misma notaría bajo el repertorio número 21.959-2015, Interhold (como deudor), CGB (como fiador y codeudor solidario) e Itaú Nassau (como acreedor) suscribieron un contrato de crédito (en adelante el “Contrato de Crédito”), en virtud del cual Itaú Nassau se obligó a otorgar a Interhold un financiamiento de largo plazo por hasta la suma de 1.200.000.000 dólares de los Estados Unidos de América (en adelante, dicha divisa, “Dólares”) por concepto de capital en los términos y condiciones que se establecieron en el Contrato de Crédito.

1.2	CGB se acogió al procedimiento voluntario de reorganización regulado al amparo del Capítulo 11 del Código de Quiebras de los Estados Unidos de América (en adelante, el “Capítulo 11”) ante el Tribunal de Quiebras del Distrito de Delaware de los Estados Unidos de América (en adelante, el “Tribunal de Quiebras”), el cual con fecha 14 de junio de 2022 aprobó el “Seventh Amendmend to the Joint Plan of Liquidation of Corp Group Banking S.A. and its Debtor Affiliates” presentado por CGB (en adelante, el “Plan de Reorganización”). Conforme al Plan de Reorganización, CGB se obligó a vender, ceder y transferir a Itaú Nassau, o a una entidad expresamente designada por este último, la cantidad de 94.077.808.763 acciones (noventa y cuatro mil setenta y siete millones ochocientos ocho mil setecientos sesenta y tres acciones) (en adelante y en conjunto, las “Acciones ICB”), que constan en los siguientes títulos: (1) 95.060, (2) 95.061, (3) 95.070, (4) 95.075, (5) 95.144, (6) 95.276, (7) 95.281, (8) 95.282, (9) 96.594, (10) 96.882, (11) 99.119, (12) 99.123, (13) 99.207, (14) 99.223, (15) 99.462, (16) 99.487, (17) 99.947, (18) 99.973, (19) 100.854, (20) 101.803, (21) 103.304, (22) 103.310, (23) 103.323, (24)103.324, (25) 103.337, (26) 103.521, (27) 104.321, (28) 104.322, (29) 104.379, (30)104.380, (31) 105.089, (32) 105.090, (33) 105.142, (34) 105.151, (35) 105.160, (36) 105.337, (37) 105.383, (38) 105.384, (39) 105.506, (40) 105.559, (41) 106.385, (42) 106.386, (43) 107.374, (44) 107.375, (45) 107.376, (46) 107.377, (47) 107.378, y (48) parte del título 107.379; todos de su propiedad en Itaú Corpbanca, una sociedad anónima especial, legalmente constituida y válidamente existente de conformidad con las leyes de la República de Chile, rol único tributario número rol único tributario número 97.023.000-9 (en adelante, la “Sociedad”).

1.3.	De conformidad con lo dispuesto en el Plan de Reorganización, Itaú Nassau tiene la facultad de designar al comprador de las Acciones ICB. En virtud de lo anterior, por medio del presente instrumento designa expresamente a Itaú Brasil como la entidad que se constituirá en adquiriente y comprador de las Acciones ICB.

1.4	En virtud de lo anterior, CGB declara que ha tomado conocimiento de que Itaú Nassau ha designado a Itaú Brasil como la entidad que comprará y adquirirá las Acciones ICB de propiedad de CGB, de acuerdo con lo señalado en el Plan de Reorganización y conforme a los términos y condiciones expuestos en el presente instrumento.

1.5	Las Partes dejan expresa constancia que, suscriben este instrumento con fecha 13 de julio de 2022, para que tenga efecto en el Effective Date, según este se define en el Plan de Reorganización, el que está previsto para día 14 de julio de 2022.

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SEGUNDO: ALZAMIENTO.

En este acto, Itaú Nassau e Itaú Unibanco, debidamente representados, en su calidad de acreedores, a través de sus apoderados autorizados que comparecen en este instrumento, alzan las prohibiciones de gravar y enajenar constituidas a su favor respecto de las Acciones ICB, que constan en los títulos singularizados en los números (1) al (42) ambos inclusive, del numeral 1.2 de la cláusula Primera precedente, y que fueron constituidas:

2.1	Respecto de Itaú Nassau por: (1) Escritura pública de fecha diecinueve de marzo de dos mil catorce, otorgada en la Notaría de Santiago del señor Eduardo Avello Concha, bajo repertorio número seis mil setecientos veintiocho guion dos mil catorce; (2) Escritura pública de fecha treinta y uno de marzo de dos mil catorce, otorgada en la Notaría de Santiago del señor Eduardo Avello Concha, bajo repertorio número siete mil ochocientos cincuenta y cinco guion dos mil catorce; (3) Escritura pública de fecha dos de abril de dos mil catorce, otorgada en la Notaría de Santiago del señor Eduardo Avello Concha, bajo repertorio número ocho mil ciento setenta y nueve guion dos mil catorce; (4) Escritura pública de fecha dos de abril de dos mil catorce, otorgada en la Notaría de Santiago del señor Eduardo Avello Concha, bajo repertorio número ocho mil ciento ochenta guion dos mil catorce; (5) Escritura pública de fecha veintidós de abril de dos mil catorce, otorgada en la Notaría de Santiago del señor Eduardo Avello Concha, bajo repertorio número nueve mil setecientos treinta y siete guion dos mil catorce; (6) Escritura pública de fecha veinticuatro de abril de dos mil catorce, otorgada en la Notaría de Santiago del señor Eduardo Avello Concha, bajo repertorio número nueve mil novecientos sesenta y cinco guion dos mil catorce; (7) Escritura pública de fecha seis de mayo de dos mil catorce, otorgada en la Notaría de Santiago del señor Eduardo Avello Concha, bajo repertorio número once mil cuarenta y ocho guion dos mil catorce; (8) Escritura pública de fecha seis de junio de dos mil catorce, otorgada en la Notaría de Santiago del señor Eduardo Avello Concha, bajo repertorio número catorce mil ciento cuarenta y cuatro guion dos mil catorce; (9) Escritura pública de fecha veintiséis de junio de dos mil catorce, otorgada en la Notaría de Santiago del señor Eduardo Avello Concha, bajo repertorio número dieciséis mil sesenta y seis guion dos mil catorce; (10) Escritura pública de fecha veinticinco de julio de dos mil catorce, otorgada en la Notaría de Santiago del señor Eduardo Avello Concha, bajo repertorio número diecinueve mil ciento sesenta y uno guion dos mil catorce; (11) Escritura pública de fecha veintiséis de agosto de dos mil catorce, otorgada en la Notaría de Santiago del señor Eduardo Avello Concha, bajo repertorio número veintidós mil trescientos veintidós guion dos mil catorce; (12) Escritura pública de fecha dieciséis de septiembre de dos mil catorce, otorgada en la Notaría de Santiago del señor Eduardo Avello Concha, bajo repertorio número veinticuatro mil setecientos noventa y dos guion dos mil catorce; (13) Escritura pública de fecha cinco de agosto de dos mil quince, otorgada en la Notaría de Santiago del señor Eduardo Avello Concha, bajo repertorio número veintiún mil novecientos cincuenta y ocho guion dos mil quince; y, (14) Escritura pública de fecha veintiuno de junio de dos mil dieciocho, otorgada en la Notaría de Santiago del señor Eduardo Avello Concha, bajo repertorio número diecinueve mil quinientos diecinueve guion dos mil dieciocho.

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2.2	Respecto de Itaú Unibanco por: (1) Por escritura pública de fecha uno de abril de dos mil dieciséis, otorgada en la Notaría de Santiago del señor Eduardo Diez Morello, bajo repertorio número seis mil cuatrocientos trece guion dos mil dieciséis, rectificada por escritura pública de fecha seis de mayo de dos mil dieciséis, otorgada en la misma notaría, bajo repertorio número ocho mil novecientos cuarenta y uno guion dos mil dieciséis; y (2) Por escritura pública de fecha veintiséis de julio de dos mil dieciocho, otorgada en la Notaría de Santiago del señor Iván Torrealba Acevedo, bajo repertorio número trece mil cuatrocientos cuarenta guion dos mil dieciocho;

Lo anterior, para el solo efecto de (i) permitir el perfeccionamiento de la compraventa sobre las Acciones ICB, de que se da cuenta más adelante en este instrumento, y (ii) practicar las inscripciones que procedan al respecto en los registros competentes.

TERCERO: COMPRAVENTA DE LAS ACCIONES ICB.

3.1.	Transferencia de Acciones ICB. En conformidad con los términos y condiciones acordados en este Contrato de Compraventa, CGB vende, cede y transfiere a Itaú Brasil las Acciones ICB de su propiedad. En virtud de lo anterior, Itaú Brasil declara recibir las Acciones ICB y aceptar los estatutos de la Sociedad.

3.2.	Precio. El precio total de compra de las Acciones ICB asciende a la cantidad de USD 176.253.445,22 (ciento setenta y seis millones doscientos cincuenta y tres mil cuatrocientos cuarenta y cinco coma dos dos dólares de los Estados Unidos de América) (en adelante, el “Precio”), estos es, USD 0,0018734858681075 (cero coma cero cero uno ocho siete tres cuatro ocho cinco ocho seis ocho uno cero siete cinco dólares de los Estados Unidos de América) por acción, el cual se da por pagado de conformidad a lo establecido y acordado en la cláusula Cuarta siguiente.

CGB e Itaú Brasil dejan expresa constancia que se utilizó para calcular el Precio el valor por acción (Shares Price) de la Sociedad y el tipo de cambio (Foreing Exchange Ratio), publicados el día 4 de julio de 2022 en la página web del diario The Wall Street Journal1-2.

3.3.	Declaración y Finiquito. Como consecuencia de lo expuesto precedentemente, CGB declara expresamente que a contar de esta fecha Itaú Brasil nada le adeuda bajo ningún concepto en virtud de este Contrato, cualquiera sea su naturaleza, otorgándose CGB e Itaú Brasil el más amplio, total y completo finiquito entre ellas al respecto.

3.4.	Renuncia. CGB e Itaú Brasil, debidamente representadas según se indica en la comparecencia, renuncian a la acción resolutoria establecida en su favor, respectivamente.-

CUARTO: NOVACIÓN POR CAMBIO DE DEUDOR.

4.1	Novación. Por el presente instrumento, de conformidad con lo dispuesto en los artículos 1.628 y siguientes del Código Civil, CGB, Itaú Brasil e Itaú Nassau, debidamente representadas según se indica en la comparecencia, acuerdan que la obligación de Itaú Brasil de pagar el Precio por las Acciones ICB a que se refiere el numeral 3.2 de la cláusula Tercera precedente se paga mediante la novación por cambio de deudor que Itaú Nassau efectúa respecto de la referida obligación, quedando en consecuencia íntegramente extinguida la obligación de Itaú Brasil para con CGB por este concepto, y la cual se substituye por la nueva obligación de Itaú Nassau de pagar el Precio por las Acciones ICB (en adelante, el “Saldo de Precio”).

1 Share Price: https://www.wsj.com/market-data/quotes/CL/XSGO/ITAUCORP/historical-prices

2 FX Rate: https://www.wsj.com/market-data/quotes/fx/USDCLP/historical-prices

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4.2	Ánimo de Novar. Las Partes convienen expresamente que estos acuerdos se realizan con el expreso ánimo de novar.

4.3	Ausencia de Financiamiento. Se deja constancia de que la suscripción del presente instrumento en ningún caso significa la realización de una operación de crédito de dinero.-

QUINTO: COMPENSACIÓN

5.1	Compensación. Por el presente instrumento, de conformidad con lo dispuesto en los artículos 1.655 y siguientes del Código Civil, CGB e Itaú Nassau, debidamente representadas según se indica en la comparecencia, y expresamente autorizados por, y con la conformidad de, Interhold, acuerdan dar por extinguidas, hasta la concurrencia del valor del Saldo de Precio, las obligaciones recíprocas de CGB para con Itaú Nassau por el Contrato de Crédito, por un lado, y por el otro, de Itaú Nassau para con CGB por el Saldo de Precio, mediante compensación convencional.

5.2	Imputación del Pago. CGB, Interhold e Itaú Nassau acuerdan de conformidad a lo dispuesto en el Plan de Reorganización, que el pago parcial de las cantidades adeudadas bajo el Contrato de Crédito que CGB efectúa a Itaú Nassau en virtud de la compensación convencional a que se refiere el numeral 5.1 precedente se imputan exclusivamente al capital adeudado bajo el Contrato de Crédito. Lo anterior no implica una renuncia ni una modificación a los términos y condiciones del Contrato de Crédito.

5.3	Declaración y Finiquito. Como consecuencia de la compensación convencional de que da cuenta el numeral 5.1 precedente, CGB e Itaú Nassau declaran que la obligación de Itaú Nassau de pagar el Saldo de Precio se encuentra íntegramente cumplida, declarando CGB e Itaú Nassau que nada se adeudan entre sí respecto de dicha obligación y otorgándose el más amplio, completo, total y definitivo finiquito, y renunciando expresamente a cualquier acción, derecho o reclamo que pudieran tener con ocasión de dicha obligación.

Asimismo, como consecuencia de la misma compensación convencional, CGB e Itaú Nassau declaran que la obligación de CGB de pagar los montos adeudados bajo el Contrato de Crédito se encuentra cumplida hasta por el monto de la compensación de la obligación de pagar el Saldo de Precio (esto es, equivalente a USD 176.253.445,22), declarando CGB e Itaú Nassau que a esta fecha queda pendiente bajo el Contrato de Crédito, por concepto de capital, la cantidad de USD 716.021.354,97 (setecientos dieciséis millones veintiún mil trescientos cincuenta y cuatro coma nueve siete dólares de los Estados Unidos de América), más intereses y sumas que correspondan bajo el Contrato de Crédito.-

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SEXTO: TESTIGOS.

Comparecen al presente instrumento en calidad de testigos mayores de edad de CGB, los señores Cristóbal Elzo Benard, cédula nacional de identidad número 14.120.040-2 y Alberto Mattos Habit, cédula nacional de identidad número 17.704.259-5, ambos domiciliados para éstos efectos en Rosario Norte N°660, Piso 22, comuna de Las Condes, Santiago, Región Metropolitana, quienes firman el presente instrumento de conformidad con lo dispuesto en el artículo 38 del Decreto Supremo de Hacienda N°702 de 2011, Nuevo Reglamento de Sociedades Anónimas.

A su vez, comparecen al presente instrumento en calidad de testigos mayores de edad de Itaú Brasil, los señores Cristian Eduardo Toro Cañas, cédula nacional de identidad número 10.983.218-9 y Juan Enrique Vial Correa, cédula nacional de identidad número 16.207.329-K, ambos domiciliados para éstos efectos en Av. Costanera Sur N°2730, piso 12, comuna de Las Condes, Santiago, Región Metropolitana, quienes firman el presente instrumento de conformidad con lo dispuesto en el artículo 38 del Decreto Supremo de Hacienda N°702 de 2011, Nuevo Reglamento de Sociedades Anónimas.-

SÉPTIMO: EJEMPLARES. FIRMA ELECTRÓNICA.

El presente Contrato podrá ser celebrado en múltiples ejemplares por las partes del mismo, cada uno de los cuales será considerado como un ejemplar original, y todos los ejemplares juntos constituirán un mismo y único documento para todos los efectos legales y contractuales a los que haya lugar. Los diversos ejemplares podrán ser suscritos mediante firma manuscrita o electrónica (incluyendo dentro de estas ".pdf", "DocuSign" u otra transmisión electrónica) por cualquiera de las partes comparecientes, y cada parte receptora confiar en la recepción de dicho documento así ejecutado y entregado electrónicamente como si se hubiera recibido el original hubiera sido recibido.

OCTAVO: PODER ESPECIAL.

Las Partes facultan al portador de copia simple de este instrumento para solicitar, requerir y firmar las inscripciones, alzamientos, anotaciones y minutas que sean precedentes en los registros del componente.-

NOVENO: LEY APLICABLE.

El presente Contrato y todas las disposiciones contenidas en el mismo se rigen y serán interpretados conforme a las leyes de la República de Chile.-

[FIRMAS EN LAS PÁGINAS SIGUIENTES]

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EN PLENO CONOCIMIENTO Y ENTENDIMIENTO, Y COMO TESTIMONIO DE LO AQUÍ ACORDADO, las Partes de este Contrato, lo suscriben según corresponde.

CORP GROUP BANKING S.A.
CORPGROUP INTERHOLD SpA.

Por:	/s/ Andrés Fernando Winter Salgado
Nombre: Andrés Fernando Winter Salgado

Página de Firma de Contrato de Compraventa de Acciones

EN PLENO CONOCIMIENTO Y ENTENDIMIENTO, Y COMO TESTIMONIO DE LO AQUÍ ACORDADO, las Partes de este Contrato, lo suscriben según corresponde.

TESTIGO N°1

Por:	/s/Cristóbal Elzo Benard
Nombre: Cristóbal Elzo Benard

TESTIGO N°2

Por:	/s/ Alberto Mattos Habit
Nombre: Alberto Mattos Habit

Página de Firma de Contrato de Compraventa de Acciones

EN PLENO CONOCIMIENTO Y ENTENDIMIENTO, Y COMO TESTIMONIO DE LO AQUÍ ACORDADO, las Partes de este Contrato, lo suscriben según corresponde.

ITB HOLDING BRASIL PARTICIPACOES LTDA.
ITAÚ UNIBANCO S.A. – NASSAU BRANCH
ITAÚ UNIBANCO HOLDING S.A.

Por:	/s/ Álvaro Felipe Rizzi Rodrigues
Nombre: Álvaro Felipe Rizzi Rodrigues

Por:	/s/ Eduardo Cardoso Armonia
Nombre: Eduardo Cardoso Armonia

Página de Firma de Contrato de Compraventa de Acciones

EN PLENO CONOCIMIENTO Y ENTENDIMIENTO, Y COMO TESTIMONIO DE LO AQUÍ ACORDADO, las Partes de este Contrato, lo suscriben según corresponde.

TESTIGO N°3

Por:	/s/ Cristian Toro Cañas
Nombre: Cristian Toro Cañas

TESTIGO N°4

Por:	/s/ Juan Enrique Vial Correa
Nombre: Juan Enrique Vial Correa

Página de Firma de Contrato de Compraventa de Acciones